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Confidential!	400 years
Suresh Capital Maritime Partners	Experience builds
Germany GmbH	the future
Garrelstraße 14
26789 Leer

Stefan Bülau	Phone	+49 40 350 60-743	13 March 2007
International Shipping	Fax	+49 40 35 21 32
Department	E-Mail	Stephan.Buelau@Berenberg.de

Amendment Agreement No. 1 to the Credit Facility dated 29 November 2006

Dear Sirs,

We refer to our general loan agreement dated 29 November 2006 and are pleased to provide this Amendment Agreement No. 1 based on our General Business Conditions.

This Amendment Agreement No. 1 is made the 13th day of March 2007 and between

1)	Suresh Capital Maritime Partners Germany GmbH as borrower (the “Borrower”);

2)	III to I Maritime Partners Cayman I, LP as pledgor (the “Pledgor”) and

3)	Joh. Berenberg, Gossler & Co. KG as lender (the “Lender”)

WHEREAS:

By loan agreement dated 29 November 2006 (“Loan Agreement”) made between the Lender and the Borrower and acknowledged by the Pledgor, the Lender agreed to make available to the Borrower a loan facility in the amount of up to EUR 26,400,000.00 as a partial pre-delivery financing of four (4) Anchor Handling Tugs.

Neuer Jungfernstieg 20 - 20354 Hamburg (Germany)
Phone +49 40 350 60-0 - Fax +49 40 35 21 32  - info@berenberg.de – Telex 215 781
Head office:  Hamburg Amßgericht Hamburg HRH 42659

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Amendment Agreement No. 1	Page 2 13 March 2007

IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS

Capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

2.	AMENDMENTS

2.1          The following Clauses and/or Sub clauses shall be amended as defined hereafter:

2.1.1	Credit Amount

Up to the maximum of EUR 37,300,000.00 (written in full: Euros thirty seven million three hundred thousand 0/100) including all accrued interest during the lifetime of the loan.

2.1.2	Purpose

Partial pre-delivery financing of six (6) Anchor Handling Tugs (each a “Vessel”).

2.1.3	Terms – Sub Clause II

We will keep those Tranches available to you until the date of the delivery of the relevant Anchor Handling Tug but in no case longer than up to 31 December 2009.  At the end of the term all outstanding principal plus accrued interest and costs shall be immediately due for repayment.

2.2	All other Clauses of the Loan Agreement shall remain unchanged.

3.
The Borrower will pay the Lender an amendment fee in the amount of EUR 7,500.00 prior to this Agreement coming into effect.  The Borrower instructs the Lender to debit the amendment fee to its account no. 00-52751-005 maintained with the Lender.

4.
The Borrower undertakes to assure that the renewed Pledge Agreement dated 13 March 2007, duly signed on behalf of the Pledgor will be delivered to the Lender prior to this Agreement coming into effect.

Yours faithfully

Joh. Berenberg, Gossler & Co. KG

/S/	/S/
(Speer)	(Lafrenz)

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Amendment Agreement No. 1	Page 3 13 March 2007

Accepted:

Place/date	(Suresh Capital Maritime Partners Germany GmbH)
LA /3/13/07	/S/

Acknowledgement:

We, the Pledgor, acknowledge and agree by signature the contents of this Amendment Agreement and confirm having received one copy of it for our files.

Place/date	(III to I Maritime Partners Cayman I, LP)
Dallas, TX, 14, March 2007	/S/